EXHIBIT 10.6

         PURCHASE AGREEMENT ASSIGNMENT dated June 23, 1999 between GARDENBURGER, INC., an Oregon corporation ("Assignor"), and BA LEASING & CAPITAL CORPORATION, a California corporation ("Assignee").

                                  INTRODUCTION

         Assignor has entered into a purchase agreement no. SEE ATTACHED ANNEX A, dated SEE ATTACHED ANNEX A, (the "Purchase Agreement") with SEE ATTACHED ANNEX A ("Vendor"), a copy of which Purchase Agreement is attached hereto, providing for the sale to Assignor of food processing equipment (the "Units"), which Assignor desires to lease from Assignee under a Lease Agreement dated as of May 28, 1998 between Assignor and Assignee (the "Lease"; defined terms therein not otherwise defined herein being used herein as so defined).

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement and the Units. Assignee hereby accepts such assignment. Notwithstanding such assignment, Assignor may pay for or make advances toward the purchase of one or more Units and then, subject to satisfaction of the relevant conditions precedent in the Appendix, obtain reimbursement from Assignee for such advances. Assignee hereby appoints Assignor as its agent solely for the purpose of purchasing such Units on behalf of Assignee under the Lease.

         2. Neither Assignor nor Assignee may amend, modify, rescind, or terminate the Purchase Agreement without the prior express written consent of the other.

         3. Notwithstanding this assignment, (a) Assignor shall at all times remain liable to Vendor under the Purchase Agreement to perform all the duties and obligations of the purchaser thereunder to the same extent as if this Purchase Agreement Assignment had not been executed, (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from its duties or obligations to Vendor under the Purchase Agreement, (c) Assignee shall not be obligated to make any payment to Vendor other than an amount equal to the purchase price of the Units as shown on the Purchase Agreement attached hereto and (d) the obligation of Assignee to purchase the Units is conditioned upon acceptance of the Units by Assignor and the fulfillment by Assignor of the conditions set forth in the Lease.

         4. Assignor represents and warrants that (a) Assignor has the right to assign the Purchase Agreement without the Vendor's consent or, if not assignable, consent has been obtained and a copy of which is attached hereto,
(b) the right, title and interest of Assignor in the Purchase Agreement so assigned is and shall be free from all claims, liens, security interests and encumbrances, (c) Assignor will warrant and defend the assignment against claims and demands of all persons, (d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Unit after delivery, acceptance and payment therefor and (e) the Purchase Agreement is and when the Purchase Agreement Assignment is executed and delivered it will be in full force and effect and enforceable in accordance with its terms and Assignor is not and will not then be in default thereunder.

         5. At any time and from time to time, upon the written request of Assignee, Assignor agrees to promptly and duly execute and deliver any and all such further documents and take such further actions as Assignee may reasonably request in order to obtain the full benefits of this Purchase Agreement Assignment and of the rights and powers herein granted.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first written above.

BA LEASING & CAPITAL CORPORATION            GARDENBURGER, INC.
      (Assignee)                                 (Assignor)

By:  /s/ Gail D. Smedal                     By:  /s/ Richard C. Dietz
     ---------------------------                 -------------------------------

Title:   Vice President                     Title:   Chief Financial Officer

By:  /s/ Angela P. Catalli
     ---------------------------

Title:   Assistant Vice President

ANNEX A TO PURCHASE AGREEMENT ASSIGNMENT
PURCHASE ORDER (sorted by assignment date and PO#)


               [List of items purchased too extensive to display]

                         ACCEPTANCE CERTIFICATE NO. 001
                         ------------------------------

     Reference is made to the Lease Agreement dated as of May 28, 1999 between BA LEASING & CAPITAL CORPORATION, as Lessor, and GARDENBURGER, INC., as Lessee (together with Appendix No. 1) thereto dated May 28, 1999, the "Lease"); capitalized terms not otherwise defined herein having the same meanings as in the Lease). The Lease is incorporated herein by reference.

     1. ACCEPTANCE; CONFIRMATIONS. Lessee confirms that (A) the items of equipment delivered in ANNEX A have been delivered to, are in the possession of and are accepted by Lessee for leasing under, and constitute "Units" subject to and governed by, the Lease, (B) the Units (I) have been fully inspected by qualified agents of Lessee and are in good order, operating condition and repair, (ii) have been properly installed (subject only to any minor undischarged obligations of suppliers, manufacturers or installers thereof to promptly update and conform the same as provided by their respective agreements and warranties), (iii) meet all recommended or applicable safety standards, (iv) are, as of the Delivery Date set forth below, available for use and service by Lessee and Lessor and (v) have been marked or labeled showing Lessor's interest in the form and to the extent required by the Lease, (C) the dollar amounts set forth in Annex A with respect to such equipment are correct and (D) Lessee must pay the rent and all other sums provided for in the Lease with respect to such Units.

     2. DELIVERY DATE. The Delivery Date of the Units is June 24, 1999.

     3. PURCHASE PRICE. The Purchase Price of the Units is $3,970,817.92, as set forth in Annex A.

     4. SCHEDULE. The Base Date and the Base Rent and any Interim Rent for the Units will be determined pursuant to the relevant Appendix and set forth in a Schedule to this Acceptance Certificate.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Acceptance Certificate as of the Delivery Date set forth above.

Lessor:                                 Lessee:

BA LEASING & CAPITAL CORPORATION        GARDENBURGER, INC.


By: /s/ Gail D. Smedal                  By:  /s/ Richard C. Dietz
    ----------------------------             -----------------------------------

Title:  Vice President                  Title:  Chief Financial Officer


By: /s/ Angela P. Catalli
    ----------------------------

Title:  Assistant Vice President